200 East Randolph Drive

Chicago, Illinois 60601

312 861-2000 www.kirkland.com	Facsimile: 312 861-2200

Exhibit 5.1

March 18, 2008

Neutral Tandem, Inc.

One South Wacker Drive, Suite 200

Chicago, Illinois 60606

Ladies and Gentlemen:

We are issuing this letter in our capacity as special counsel for and at the request of Neutral Tandem, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of 5,175,000 shares of its Common Stock, par value $0.001 per share (the “Common Stock”), including 675,000 shares of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1 (Registration No. 333-149683), filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2008 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). All of the shares of Common Stock to be registered pursuant to the Registration Statement (the “Shares”) are being offered by certain selling stockholders identified in the Registration Statement. The Shares include certain shares of Common Stock issued upon the exercise of options (“Option Shares”) granted under to the Neutral Tandem, Inc. 2003 Stock Incentive Plan (the “Option Plan”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate”), (ii) resolutions of the Board of Directors and, as applicable, stockholders of the Company relating to, among other things, the offering and sale of the Shares and, if applicable, the original issuance of the Shares (the “Resolutions”); (iii) the Option Plan and the award agreements thereunder; and (iv) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of

Neutral Tandem, Inc.

March 18, 2008

such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

(1) The Shares issued and outstanding as of the date of this opinion (not including the Option Shares) have been duly authorized, validly issued and fully paid and are nonassessable.

(2) The Option Shares have been duly authorized and, when issued upon receipt by the Company of the consideration therefor, the Option Shares will be validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares or to the issuance and sale of the Option Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date the Registration Statement becomes effective under the Act and we assume no obligation to revise or supplement this opinion after the date of effectiveness of the Registration Statement should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Neutral Tandem, Inc.

March 18, 2008

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

KIRKLAND & ELLIS LLP